EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in V Band Corporation's Registration Statements Nos. 2-94923, 33-7540, 33-19146 and 33-62458 on Form S-8 of our report dated December 19, 1996 and appearing on page F-1 of the Annual Report on Form 10-K for the year ended October 31, 1996.





/s/Deloitte & Touche LLP
------------------------
   DELOITTE & TOUCHE LLP

Stamford, Connecticut
January 27, 1997